BTCS Signs Non-Binding Letter of Intent to Merge with Blockchain Global

Silver Spring, MD – (Marketwired – August 21, 2017) – BTCS Inc. (OTCQB: BTCS) (“BTCS” or the “Company”), a blockchain technology focused company, announced today that it signed a non-binding Letter of Intent (“LOI”) to merge with Blockchain Global Limited (“BCG”), an Australian blockchain company, which will be subject to a number of conditions detailed at the end of this press release.

BCG operates four distinct business lines, an institutional exchange platform, transaction verification services (bitcoin mining), a blockchain start-up accelerator, and a blockchain technology consultancy. BCG generated AU$5.9 million (approximately US$4.4 million) revenue in FY16, a 300% increase over FY2015 revenue. BCG has approximately US$3.5 million in assets comprised of bitcoin and cash as of July 1, 2017, and is currently supporting its business through profit from operations. The reported revenues are audited in accordance with International Financial Reporting Standards and are financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). See the section below under “Non-GAAP Financial Measures”.

BCG’s ACX.io Exchange:

BCG wholly owns and operates ACX.io, an Australian Bitcoin Exchange and liquidity provider. Leveraging BCG’s asset security, exchange IP, and a proprietary liquidity engine, ACX provides a process to buy and sell bitcoin. Further, through ACX, BCG operates a proprietary arbitrage engine which captures a spread across multiple liquidity pools.

BCG Transaction Verification Services (bitcoin mining):

BCG currently owns approximately 6 petahash (“PH”) of mining capacity in a purpose-built outsourced facility in China. BCG’s China operation has access to electricity at approximately US$0.04/kwh.

BCG’s Start-up Accelerator:

BCG complements its core business operations with a novel start-up accelerator program targeted at companies that are developing innovative blockchain technologies and applications. Through BCG’s Melbourne Blockchain Center, a 6,000 square-foot leased facility launched in late 2014 and located in the heart of Melbourne, BCG has played a role in accelerating the development of a number of companies. BCG typically retains an equity stake in the companies it incubates and/or receives a licensing agreement or other economic incentive.

BCG’s Technology Consultancy:

BCG also provides blockchain technology advisory services including the preparation and support of crowd-sourced Blockchain token sales and Initial Coin Offerings.

“As early movers in a rapidly developing industry, we’ve assembled a talented team with the necessary expertise to excel,” stated Sam Lee, CEO of BCG. “In addition to our work with innovative companies through the Melbourne Blockchain Center, we’ve also positioned ourselves to be a leading consultant in the space, servicing companies that recognize the importance of incorporating blockchain technology into their organizational strategies. By teaming up with BTCS, we’re deepening our pool of talent.”

“The blockchain space continues to suffer from a talent void,” commented Charles Allen, CEO of BTCS. “Together with BCG, and their track record of success, we’re positioning ourselves to fill this talent void, ultimately capitalizing on the immense opportunity in blockchain technologies and leveraging our early-mover advantage.”

The LOI is subject to a number of conditions including the approval of BCG’s shareholders and board and the approval of BTCS’s board, and the settlement of all of BTCS’ debt prior to closing. The LOI is also subject to the execution of a definitive agreement which the parties agreed to execute within 30 days following the Company receiving the audited financial statements of BCG, audited in accordance with GAAP by an auditor registered with the Public Company Accounting Oversight Board. Under the terms of the LOI, BCG shareholders shall receive a combination of common stock, convertible preferred stock and warrants equal to 75% of the fully-diluted equity securities of the Company post-closing (the “Fully Diluted Equity”). The warrants will be a series of warrants drafted to reflect the differing outstanding warrants of the Company as of the closing date and contain similar terms including exercise prices, terms, and anti-dilution protection.

The LOI also provides that the two current executive officers of the Company will receive 12% of the Fully Diluted Equity in the form of common stock, preferred stock or restricted stock units in a manner to be determined by the Company.

Another key condition of the LOI is that the existing holders of BTCS securities which have anti-dilution protection, redemption features and similar protections must be eliminated as determined solely by BCG. The LOI requires the Company to establish an Equity Incentive Plan to acquire 20% of the Fully Diluted Equity which will be administered by an independent compensation committee. The binding agreement will provide that the Company shall have five directors of which, two shall be appointed by the Company prior to closing and three appointed by BCG. Three of the directors shall be independent, with one appointed by the Company and two by BCG, and two may be non-independent, one appointed by the Company and one by BCG. The Company’s Chief Executive Officer, Charles Allen, shall be deemed an acceptable non-independent director.

All insiders of the combined company would agree to a one-year lock-up on any equity issued in connection with the proposed transaction. There can be no assurance that the conditions to closing will be satisfied or the merger will be completed.

Non-GAAP Financial Measures

The financial results of BCG disclosed in this press release are not calculated in accordance with GAAP. The Company is unable to provide a reconciliation of the differences between the reported financial measure and GAAP without unreasonable efforts.

About BCG:

Blockchain Global (formally Bitcoin Group) is a leading global pure-play Blockchain Technology company operating across four business segments, including transaction verification services, an institutional exchange platform, a blockchain start-up accelerator, and a blockchain technology consultancy.

About BTCS:

BTCS is an early entrant in the Digital Asset market and one of the first U.S. publicly traded companies to be involved with Digital Assets and blockchain technologies. Subject to additional financing, BTCS plans to create a portfolio of digital assets including bitcoin and other “protocol tokens” to provide investors a diversified pure-play exposure to the bitcoin and blockchain industries. BTCS intends to acquire digital assets through: open market purchases, participating in initial digital asset offerings (often referred to as initial coin offerings). Additionally, BTCS may acquire digital assets by resuming our transaction verification services business (often referred to as mining) through outsourced data centers and earning rewards in digital assets by securing their respective blockchains. BTCS is also keenly focused on growth through acquisition. The blockchain is a decentralized public ledger and has the ability to fundamentally impact all industries on a global basis that rely on or utilize record keeping and require trust. For more information visit: www.btcs.com

Forward-Looking Statements:

Certain statements in this press release, including those related to an anticipated merger and plans for the combined company, constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission, not limited to Risk Factors relating to its digital currency business contained therein, failure of the companies to execute a definitive merger agreement and close the transaction, and integration issues with the combined company. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

BTCS Investor Relations:

Michal Handerhan

BTCS Inc.

(202) 430-6576

IR@btcs.com

BCG Media Contact:

Samantha Yap

media@blockchainglobal.com